UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 29, 2004

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5. Other Events and Required FD Disclosure.

As referenced in its Form 10-K for the period ending December 31, 2003 (Form 10-K), InterDigital Communications Corporation (InterDigital) and its wholly-owned subsidiary InterDigital Technology Corporation (ITC), are involved in an arbitration proceeding involving Samsung Electronics, Co., Ltd. Under a provisional timetable received by InterDigital from the arbitrators in this matter, the arbitrators have informed the parties that the panel will conduct the evidentiary hearing in this matter in late February 2005. The tentative hearing date is subject to timing of events in the arbitration involving InterDigital, ITC and Nokia Corporation (as referenced in the Form 10-K) and unexpected delays in the arbitration schedules.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Lawrence F. Shay
Lawrence F. Shay
General Counsel

Dated: June 29, 2004